Exhibit 99.1

News Release

For Immediate Release:

December 9, 2004

Coach Industries Group Appoints Robert Lefebvre to Board Of Directors

DAVIE, FL (December 9, 2004) Coach Industries Group, Inc. (OTC BB: CIGI) (“Coach”) a holding company focused on providing financial services and the manufacturing of luxury limousine and specialty vehicles for Commercial Fleet Operators, announced today the appointment of Robert Lefebvre to the Board of Directors of the Company effective December 3, 2004.

“Robert Lefebvre is a pioneer in simplifying the lives of Commercial Fleet Operators and Drivers,” commented Francis O’Donnell, Chairman and Chief Executive Officer of Coach. “As President of Subcontracting Concepts, Inc.(SCI), a wholly owned subsidiary of Coach, Robert’s dedication to providing quality service through talented employees enabled SCI to grow revenues from almost nothing in 1996 to over $155 million for the year ended 2003. Through the six months ended June 30, 2004, the company reported revenues of over $90 million.”

“We are excited to have Robert as a member of the Board of Directors of Coach. His energy and over 40 years experience in business development will enhance the talents of our existing management team as we grow our company and continue our efforts to create shareholder value.”

About Coach Industries Group, Inc.

Coach Industries Group, Inc. is a holding company, which through its subsidiaries, manufactures specialty vehicles for commercial fleet operators and offers an array of financial services and insurance products to commercial fleet operators and independent contractors in the courier industry.

Forward-Looking Statements

This news release contains certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission. There can be no assurance that our actual results will not differ materially from expectations.

Further information is available on the Company’s website: http://www.cigi.cc

Corporate Address:

Coach Industries Group, Inc.

12555 Orange Drive, Suite 261

Davie, FL 33330

(954) 862-1425

Coach Industries Group, Inc.

http://www.cigi.cc